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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                               GENERAC PORTABLE
                                PRODUCTS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                               13-4006887
(STATE OF INCORPORATION OR ORGANIZATION) (I.R.S. EMPLOYER IDENTIFICATION NO.)


                      1 GENERAC WAY
                   JEFFERSON, WISCONSIN                53549
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)    (ZIP CODE)

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box /X/

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box / /

Securities Act registration statement file number to which this form relates:
333-79071

Securities to be registered pursuant to Section 12(b) of the Act:
          Title of Each Class to          Name of Each Exchange on Which
          be Registered                   Each Class is to be Registered
          -------------                   ------------------------------

          COMMON STOCK, PAR               NEW YORK STOCK EXCHANGE
          VALUE $0.01 PER SHARE

Securities to be registered pursuant to Section 12(g) of the Act:

                                     NONE
                               (Title of class)

===============================================================================



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                       GENERAC PORTABLE PRODUCTS, INC.

                INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the common stock, par value $0.01 per share, of Generac Portable Products, Inc., a Delaware Corporation (the "Registrant"), registered herein is set forth under the caption "Description of Capital Stock" in the Registrant's prospectus that forms a part of the Registrant's registration statement on Form S-1 (the "Registration Statement") that was filed with the Securities and Exchange Commission on May 21, 1999 (File No. 333-79071). Such description is hereby incorporated by reference herein pursuant to Rule 12b-23 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

ITEM 2.     EXHIBITS.

3.1 Restated Certificate of Incorporation of the Registrant (filed as exhibit 3.1 to the Registration Statement and incorporated herein by reference).

3.2 By-Laws of the Registrant (filed as exhibit 3.2 to the Registration Statement and incorporated herein by reference).

4.1 Stockholders' Agreement dated July 9, 1998 among the Registrant, The Beacon Group III - Focus Value Fund, L.P. and other stockholders of the Registrant (filed as exhibit 4.1 to the Registration Statement and incorporated herein by reference).

4.2 Specimen common stock certificate (filed as exhibit 4.2 to the Registration Statement and incorporated herein by reference).



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                                  SIGNATURE

     Pursuant to the requirements of Section 12 of the Exchange Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        GENERAC PORTABLE PRODUCTS, INC.


                                        By: /s/ Eric R. Wilkinson
                                            ---------------------
                                            Eric R. Wilkinson
                                            President


Date: May 26, 1999